          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  / /
Filed by a Party other than the Registrant  /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Cadence Design Systems, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          Cadence Design Systems, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                             555 RIVER OAKS PARKWAY
                          SAN JOSE, CALIFORNIA  95134

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation (the "Company"), will be held at 3:00 pm, May 17, 1994, at Cadence Design Systems, Inc., 2655 Seely Road, San Jose, California, for the following purposes:

         1. To elect nine (9) directors of the Company to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until such directors' earlier resignation or removal.

         2. To consider and vote upon a proposal to approve the 1993 Directors Stock Option Plan, which provides for issuance of options to purchase up to 107,223 shares of the Company's Common Stock (in addition to the 337,777 shares reserved for issuance under the 1988 Directors Stock Option Plan) to members of the Board of Directors who are not employees of the Company.

         3. To consider and vote upon a proposal to approve an amendment to the Company's 1990 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares.

         4. To ratify the appointment of Arthur Andersen & Co. as independent public accountants for the Company for the current fiscal year.

         5. To transact any other business that may properly come before the meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Stockholders of record at the close of business on March 18, 1994 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

                                              By Order of the Board of Directors



                                              H. Raymond Bingham
                                              Secretary

San Jose, California
April 1, 1994


WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN, DATE AND
            RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE PROVIDED.

                          ----------------------------

                                PROXY STATEMENT

                          ----------------------------

                                 APRIL 1, 1994

        The accompanying proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m. on May 17, 1994 at Cadence Design Systems, Inc., 2655 Seely Avenue, San Jose, California (the "Meeting"). All holders of record of Common Stock, $0.01 par value per share, of the Company ("Common Stock") on March 18, 1994 will be entitled to vote. At the close of business on that date, the Company had 41,250,246 shares of Common Stock outstanding and entitled to vote. A majority, or 20,625,124 shares, of the Common Stock will constitute a quorum for the transaction of business. This Proxy Statement was first mailed to stockholders on or about April 1, 1994.

        An annual report for the fiscal year ended December 31, 1993 is enclosed with this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

        Stockholders of Common Stock are entitled to one vote for each share held. Shares of Common Stock may not be voted cumulatively.

        Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked, for example, by a subsequent proxy that is signed by the person who signed the earlier proxy and presented at the Meeting or by attendance at the Meeting and voting in person.

        In the event that a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

        Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposals No. 2 and 3 require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal. For purposes of such calculation, (i) the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Meeting, whether such stockholders vote "for," "against," "abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve the proposal, (ii) the total number of shares cast for a proposal or giving no instructions will be considered to have been voted in favor of the proposal, and (iii) an abstention from voting on a matter by a stockholder present in person or by proxy at the Meeting will have the same effect as a vote against the proposal.

        The expenses of soliciting proxies in the enclosed form will be paid by the Company. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for which it will receive a fee from the Company of approximately $5,000 plus out-of-pocket expenses. Following the original mailing of the proxies and other soliciting materials, employees of the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of

Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

        At the Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until such directors' earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the nine nominees recommended by the Company's management, unless the proxy is marked in such a manner as to withhold authority to so vote. In the election of directors each stockholder is entitled to one vote for each share held. Shares of Common Stock may not be voted cumulatively. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

                             ELECTION OF DIRECTORS
DIRECTORS/NOMINEES

        The names of the nominees, and certain information about them (including their term of service), are set forth below:

                                                                                           Director
Name of Nominee                   Age          Principal Occupation                         Since
- ---------------                   ---          --------------------                        --------
Carol Bartz                       45           Chairman and Chief Executive                  1994
                                               Officer, Autodesk, Inc.

Joseph B. Costello                40           President and Chief Executive                 1987
                                               Officer of the Company

Raymond J. Lane                   47           President, Worldwide Operations,              1993
                                               Oracle Corporation

Dr. Leonard Y.W. Liu              52           Chief Operating Officer of the                1989
                                               Company

Donald L. Lucas                   64           Chairman of the Board of Directors            1983
                                               of the Company and Private Venture
                                               Capital Investor

Dr. Alberto Sangiovanni-          46           Professor of Electrical Engineering           1992
 Vincentelli                                   and Computer Sciences, University
                                               of California, Berkeley

George M. Scalise                 59           Senior Vice President of Planning             1989
                                               and Development and Chief
                                               Administrative Officer, National
                                               Semiconductor Corporation

Dr. John B. Shoven                46           Dean of Humanities and Sciences,              1992
                                               Stanford University

James E. Solomon                  57           Vice President and Principal                  1983
                                               Technologist of the Company

         CAROL BARTZ has served as a director of the Company since February 1994. Ms. Bartz has been the Chairman and Chief Executive Officer of Autodesk, Inc. since April 1992. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations. Ms. Bartz is also a director of PacTel Corporation, The School of Business at the University of Wisconsin, the California Chamber of Commerce, the National Breast Cancer Research Foundation and the Foundation for the National Medals of Science and Technology. She is also a trustee for the Committee for Economic Development, a member of the Corporate Advisory Board of the National Association of Securities Dealers, Inc. and a member of the Business School Advisory Council of Stanford University.

         JOSEPH B. COSTELLO has served as President and a director of the Company since May 1988. In addition, Mr. Costello has served as Chief Executive Officer of the Company since June 1988. Previously he served as a director of SDA Systems, Inc. ("SDA"), from May 1987 to May 1988. From March 1986 to March 1987, he served as SDA's President and Chief Operating Officer. He is also a director of Oracle Corporation, Microelectronics and Computer Technology Corporation and Pano Corporation Display Systems.

         RAYMOND J. LANE has served as a director of the Company since November 1993. Mr. Lane has been President, Worldwide Operations for Oracle Corporation since October 1993. From July 1992 to October 1993, Mr. Lane was President of Oracle USA. From August 1981 to June 1992, Mr. Lane held various positions at BoozoAllen & Hamilton, most recently as Senior Partner.

         DR. LEONARD Y.W. LIU has served as a director of the Company since June 1989. Dr. Liu has also served as Chief Operating Officer of the Company since January 1993. Before joining the Company, Dr. Liu was Chairman and Chief Executive Officer of Acer America Corporation and President of Acer, Inc., personal computer suppliers, from April 1989 until March 1992. From 1969 until April 1989, Dr. Liu held various technical and general management positions at IBM Corporation, most recently as Manager of its Santa Teresa Laboratory. Dr. Liu is a director of Pano Corporation Display Systems, Network Application Technology, Omni Science Corporation and CIMIC Corporation.

         DONALD L. LUCAS has served as Chairman of the Board of the Company since May 1988. Prior to this, Mr. Lucas served as Chairman of the Board and director of SDA and as its from its inception in July 1983 to March 1987. Mr. Lucas has been a private venture capital investor since 1960. He is a director of Delphi Information Systems, Inc., ICOT Corporation, Kahler Corporation, Macromedia, Inc., Oracle Corporation, Quantum Health Resources, Inc., Racotek, Inc., Tri Care, Incorporated and Tricord Systems, Incorporated.

         DR. ALBERTO SANGIOVANNI-VINCENTELLI has served as a director of the Company since December 1992. Dr. Sangiovanni-Vincentelli has been Professor of Electrical Engineering and Computer Sciences at the University of California at Berkeley since 1979.

         GEORGE M. SCALISE has served as a director since June 1989. Mr. Scalise has been Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation since August 1991. From July 1987 to January 1991, Mr. Scalise was President and Chief Executive Officer of Maxtor Corporation, a disk drive manufacturer. From 1974 to 1987, Mr. Scalise held various senior management positions with Advanced Micro Devices, Inc., a designer and supplier of integrated circuits.

         DR. JOHN B. SHOVEN has served as a director of the Company since April 1992. Dr. Shoven has been Dean of Humanities and Sciences at Stanford University since September 1993. From 1979 to August 1993, he served as Professor of Economics at Stanford University. He has also served as Director for the Center for Economic Policy Research at Stanford University since 1988.

         JAMES E. SOLOMON has served as a director of the Company since May 1988. Mr. Solomon has also served as Vice President and Principal Technologist of the Company since February 1994. Prior to that, he served as Senior Vice President of the Company's Analog Division from February 1993 to February 1994 and as President of the Company's Analog Division from December 1988 to February 1993. Mr. Solomon also served as Co-Chairman of the Board of Directors of the Company from May 1988 until May 1989. As a founder of SDA, Mr. Solomon served as its Chief Executive Officer from its inception in July 1983 to May 1988, as its President from July 1983 to March 1987, and as its Chairman of the Board from March 1987 until its merger with ECAD, Inc. in May 1988.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS

DIRECTOR COMPENSATION

         The Company currently pays Mr. Lucas an annual retainer fee of $75,000. All other outside directors receive an annual retainer fee of $22,000 and also receive $1,600 for each Board of Directors meeting attended and $1,000 for each committee meeting attended if held on a date other than the date of a Board of Directors meeting. Mr. Lucas is not paid for attendance at Board of Directors or committee meetings. The Company has also granted nonqualified stock options to each outside director under the 1993 Directors Stock Option Plan or its predecessor. In addition, Messrs. Shoven and Scalise received non-plan options of 15,000 shares in 1993. See "Proposal No. 2 -- Ratification of the Adoption of the 1993 Directors Stock Option Plan" below.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors met four times during the year ended December 31, 1993. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which he served. Standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating Committee.

         Messrs. Lucas and Scalise are currently the members of the Audit Committee. The Audit Committee met four times during 1993. The function of the Audit Committee is to review financial and auditing issues of the Company, including the Company's choice of independent public accounting firms, and to make recommendations to the Board of Directors.

         Messrs. Lucas and Lane are currently the members of the Compensation Committee. The Compensation Committee met twice during 1993. Until May 1993, the Compensation Committee consisted of Messrs. Lucas, Scalise and B.J. Cassin. Thereafter, until October 1993 the Compensation Committee consisted of Messrs. Lucas and Cassin. The function of the Compensation Committee is to review and approve general compensation plans of the Company, including option, purchase and bonus plans, as well as additional specific compensation matters for the President and all executive staff who report directly to the President, including salary, bonuses and other incentive plans, stock options and other forms of compensation.

         Messrs. Costello, Liu, Lucas and Sangiovanni-Vincentelli are currently members of the Nominating Committee. The Nominating Committee met twice during 1993. The function of the Nominating Committee is to make recommendations to the Board of Directors regarding nominees to serve on the Board. The Committee does not consider nominees recommended by the stockholders.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of February 28, 1994, with respect to the beneficial ownership of the Company's Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (ii) each director and nominee; (iii) each executive officer named in the Summary Compensation Table below and (iv) all executive officers and directors as a group.

                                                        AMOUNT AND NATURE
                                                          OF BENEFICIAL              PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNERSHIP(1)               OF CLASS
- ------------------------------------                      ------------                --------
State of Wisconsin Investment Board (2)                      4,145,000                  10.0%
  P.O. Box 7842
  Madison, WI  53707

College Retirement Equities Fund (2)                         3,549,272                   8.6%
  730 Third Avenue
  New York, NY 10017

Massachusetts Financial Services Co. (2), (3)                2,491,600                   6.0%
   500 Boylston Street
   Boston, MA  02116

Comdisco, Inc. (2), (4)                                      2,350,000                   5.7%
  6111 North River Road
  Rosemont, IL  60018

Joseph B. Costello ( 5)                                        651,650                   1.6%
James E. Solomon ( 6)                                          380,643                   *
Leonard Y. W. Liu (7)                                          163,652                   *
W. Douglas Hajjar (8)                                          118,690                   *
Donald L. Lucas (9)                                             78,802                   *
George M. Scalise (10)                                          28,832                   *
Alberto Sangiovanni-Vincentelli (11)                            15,990                   *
John B. Shoven (12)                                             13,333                   *
H. Raymond Bingham                                               6,000                   *
M. Robert Leach                                                  1,604                   *
Raymond J. Lane                                                     --                   *
Carol Bartz                                                         --                   *

All executive officers and directors as
  a group (15 persons) (13)                                  1,493,692                   3.6%

_________________________
* Less than 1%

(1) Unless otherwise indicated below, each holder had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) The number of shares shown as beneficially owned by State of Wisconsin Investment Board, College Retirement Equities Fund and Massachusetts Financial Services Company

         ("Massachusetts Financial") is based on their Schedule 13Gs for the period ended December 31, 1993; the number of shares shown as beneficially owned by Comdisco, Inc. is based on its Schedule 13D for December 31, 1993. The Company has assumed that the information in these schedules remains accurate as of February 28, 1994 and has no reason to believe otherwise.

(3) Massachusetts Financial has sole voting power with respect to 60,500 shares and shared voting power with respect to 2,158,500 shares. Massachusetts Financial has sole investment power with respect to 2,491,600 shares.

(4) Includes 1,300,000 shares subject to a warrant that is exercisable within 60 days of February 28, 1994.

(5) Includes 391,650 shares subject to an option that is exercisable within 60 days of February 28, 1994.

(6) Includes 114,998 shares subject to an option that is exercisable within 60 days of February 28, 1994.

(7) Includes 161,652 shares subject to an option that is exercisable within 60 days of February 28, 1994.

(8) Includes 58,935 shares subject to an option that is exercisable within 60 days of February 28, 1994.

(9) Includes shares held under a trust agreement for the benefit of Mr. Lucas and his wife and 25,833 shares subject to an option that is exercisable within 60 days of February 28, 1994.

(10) Includes 28,332 shares subject to an option that is exercisable within 60 days of February 28, 1994.

(11) Includes 8,888 shares subject to an option that is exercisable within 60 days of February 28, 1994.

(12) Represents 13,333 shares subject to an option that is exercisable within 60 days of February 28, 1994.

(13) Includes all shares in footnotes (5) - (12) above plus 34,496 additional shares subject to options exercisable within 60 days of February 28, 1994.

           PROPOSAL NO. 2 - RATIFICATION OF THE ADOPTION OF THE 1993
                          DIRECTORS STOCK OPTION PLAN

         At the Meeting, the Company's stockholders will be asked to consider a proposal to approve the 1993 Directors Stock Option Plan ("1993 Directors Plan") to allow the grant of additional options to outside directors on the Company's Board of Directors. The 1993 Directors Plan was adopted by the Board of Directors on July 22, 1993 and a total of 107,223 shares of Common Stock were initially reserved for issuance thereunder. This amount does not include the 337,777 shares reserved for issuance under the predecessor plan, the 1988 Directors Stock Option Plan, which expired in June 1993. As of February 28, 1994, options to purchase 40,000 shares were outstanding, none of which had been exercised and 67,223 shares were eligible for future grant. The 1993 Directors Plan is now being presented for ratification by the stockholders.

         Management believes that adoption of the 1993 Directors Plan is in the best interests of the Company. The granting of options under the 1993 Directors Plan plays an important role in the Company's efforts to attract and retain outside directors of outstanding ability. Management believes that the adoption of the 1993 Directors Plan will ensure that the outside directors have options that vest in the future and will probably serve to motivate and retain directors.

         Below is a summary of the principal provisions of the 1993 Directors Plan.

          Purpose. The 1993 Directors Plan was established to provide equity incentives for members of the Board of Directors of the Company who are not employees of the Company.

          Administration.   The 1993 Directors Plan may be administered by the
Board of Directors or by a committee that currently must consist of at least three directors appointed by the Board to administer the 1993 Directors Plan (the "1993 Plan Committee"). The Board of Directors currently administers the 1993 Directors Plan. As used herein, references to the 1993 Plan Committee shall mean either such 1993 Plan Committee or the Board if no committee has been established. The interpretation or construction by the 1993 Plan Committee of any of the provisions of the 1993 Directors Plan or of any option granted under it will be final and binding on all optionees.

          Eligibility. The 1993 Directors Plan provides that options may be granted only to a director of the Company (collectively, "Optionees" and individually "Optionee") who is not also an employee of the Company or any parent or subsidiary of the Company (an "outside director") as follows:
Optionees may be granted more than one option under the 1993 Directors Plan; however the aggregate number of shares subject to all options granted to an Optionee will be as follows: (i) 100,000 shares, in the case of options granted to the Chairman of the Board; and (ii) 50,000 shares, in the case of options granted to any other Director. Currently six persons are eligible to receive options under the 1993 Directors Plan.

          If any option is terminated for any reason without being exercised in whole or in part, the shares released from such option shall be available for purchase under other options subsequently granted under the 1993 Directors Plan.

          Terms of Options . Options granted under the 1993 Directors Plan are nonqualified stock options. The shares of stock that may be purchased upon exercise of options granted under the 1993 Directors Plan are shares of the Common Stock of the Company. The 1993 Plan Committee determines for each option the form of each option grant and all other terms and conditions of the option, subject to the following terms and conditions:

          Number of Shares.    The initial option grant to a director will be
for 20,000 shares and such option will be deemed granted on the date of appointment to the position of director. Subsequent grants in increments of 15,000 shares up to the maximum of 50,000 shares will be granted immediately after the date on which his or her outstanding option becomes fully exercisable. The date of grant of an extra option for 50,000 shares (the "Extra Option") for the Chairman of the Board will be immediately upon election to such position or upon stockholder approval of the 1993 Directors Plan, whichever is later.

          Exercise Price.    The exercise price of an option must be the fair
market value of the shares on the date of grant. The 1993 Plan Committee currently is required to determine such fair market value based upon the average of the high and low closing sales price of the Company's Common Stock on the date of grant, as quoted on the New York Stock Exchange.

          Vesting. Options generally vest and become exercisable as to 1/3rd of the shares on the first anniversary of the grant date and as to an additional 1/36th of the shares for each full month thereafter. If an Optionee ceases to serve as Chairman of the Board but continues to serve as a member of the Board, then the Extra Option held by such Optionee will terminate and may not be exercised, except within the time periods and to the extent described in the grant, with the date of such cessation deemed the termination date, and the fact of such cessation deemed the cessation or termination of service as a director with respect only to the Extra Option.

          Term of Options.    The term of each option is ten years from the
date of grant.

          Exercise and Method of Exercise.    An option is exercised by giving
written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased, the restrictions imposed on the option shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price
for the shares being purchased.   Payment for the shares may be made (i) in
cash; (ii) by surrender of shares of Common Stock of the Company having a fair market value equal to the exercise price of the option; (iii) where permitted by applicable law, by tender of a full recourse promissory note having such terms as may be approved by the 1993 Plan Committee or (iv) by any combination of the foregoing.

          Termination of a Director.    If an Optionee ceases to serve as a
director of the Company for any reason except death or disability, options must be exercised not later than seven months after such termination and may be exercised only to the extent the options were exercisable on the date the Optionee ceases to serve as a director of the Company. If service as a director ceases because of death or disability, the exercise period extends to twelve months after the termination date.

          Nontransferability of Options.   During the lifetime of the Optionee,
an option is exercisable only by the Optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

          Adjustment of Option Shares.    In the event that the number of
outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares available under the 1993 Directors Plan and the number of shares subject to outstanding options and the exercise price per share of such options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws.

          Dissolution or Liquidation.    In the event of a dissolution or
liquidation of the Company, a merger in which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company, any or all outstanding options will, notwithstanding any contrary terms of the grant, accelerate and become exercisable in full prior to the consummation of such dissolution, liquidation, merger or sale of assets.

          Amendment or Termination.   The 1993 Plan Committee may at any time
terminate or amend the 1993 Directors Plan in any respect; provided, however, that the 1993 Plan Committee will not, without the approval of the stockholders of the Company, increase the total number of shares available under the 1993 Directors Plan or change the class of persons eligible to receive options. In any case, no amendment of the 1993 Directors Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the Optionee.

          Term of Plan.    Options may be granted pursuant to the 1993
Directors Plan from time to time within a period of ten years from the date the 1993 Directors Plan is adopted by the Board of Directors.

          Federal Income Tax Information - Nonqualified Stock Options.    An
Optionee does not recognize any taxable income at the time a nonqualified stock option ("NQSO") is granted. However, upon exercise of an NQSO, the Optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the NQSO. In the case of stock subject to a substantial risk of forfeiture, if the Optionee makes an 83(b) election, the included amount must be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount must be treated as ordinary income by the Optionee and will be subject to income tax withholding by the Company. Upon resale of the shares by the Optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss.

          Tax Treatment of the Company.    The Company will be entitled to a
deduction in connection with the exercise of an NQSO by a domestic Optionee to the extent that the Optionee recognizes ordinary income and the Company withholds tax.

          ERISA Information.    The 1993 Directors Plan is not subject to any
of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").


VOTE REQUIRED

          The approval of the 1993 Directors Plan requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1993 DIRECTORS
                                     PLAN

                PROPOSAL NO. 3 - AMENDMENT TO THE 1990 EMPLOYEE
                              STOCK PURCHASE PLAN

          At the Meeting, the Company's stockholders will be asked to consider a proposal to amend the 1990 Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares authorized for issuance thereunder.


PROPOSED AMENDMENT - INCREASE IN SHARES AUTHORIZED

          On February 11, 1994, the Board of Directors approved an amendment to the Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares to an aggregate of 3,000,000 shares.

          As of February 28, 1994, approximately 2,400 persons were eligible to participate in the Stock Purchase Plan, and of the 1,500,000 shares reserved for issuance under the Stock Purchase Plan (without giving effect to the February 11, 1994 amendment), 1,387,279 shares had been issued and 112,721 shares were available for issuance. If the amendment is not approved by the stockholders, based upon the current rate of payroll deductions, the number of shares remaining available for issuance under the Stock Purchase Plan will not be sufficient to satisfy the subscription for the exercise periods ending on or after to July 31, 1994.

          The Board of Directors believes that it is in the best interests of the Company to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions. The Board believes that the shares remaining available for issuance pursuant to the Stock Purchase Plan are insufficient for such purpose. Accordingly, at the Meeting the stockholders are being requested to consider and to approve the amendment of the Stock Purchase Plan to increase the number of shares. Management estimates that the number of additional shares to be reserved for issuance under the Stock Purchase Plan will be sufficient to allow employees to purchase Common Stock of the Company under the Stock Purchase Plan for at least the next year.

          Below is a summary of the provisions of the Stock Purchase Plan.

         Purpose. The purpose of the Stock Purchase Plan is to provide employees of the Company and subsidiaries designated by the Board of Directors as eligible to participate in the Stock Purchase Plan with a convenient means to acquire equity in the Company through payroll deductions, and to provide an incentive for continued employment.

         Administration.   The Stock Purchase Plan may be administered by the
Board of Directors, or by a committee appointed by the Board of Directors. The Compensation Committee currently administers the Stock Purchase Plan. Subsequent references in this section to the "Committee" shall refer to the Compensation Committee of the Board of Directors, as applicable, unless the context of the Stock Purchase Plan otherwise requires. The interpretation or construction by the Committee of any provisions of the Stock Purchase Plan or of any option granted under it will be final and binding on all participating employees. Members of the Committee receive no additional compensation for their services in connection with the administration of the Stock Purchase Plan.

         Eligibility. All employees of the Company, or any parent or subsidiary thereof, are eligible to participate in the Stock Purchase Plan except the following:


         (a) employees who are not employed by the Company on the fifteenth (15th) day of the month before the beginning of an Offering Period (defined below);

         (b) employees who are customarily employed for less than twenty (20) hours per week;

         (c) employees who are customarily employed for less than five (5) months in a calendar year; and

         (d) employees who own or hold options to purchase or who, as a result of participation in the Stock Purchase Plan, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company pursuant to
Section 425(d) of the Internal Revenue Code of 1986 (the "Code").

     Each offering of Common Stock under the Stock Purchase Plan is for a period of six (6) months (the "Offering Period"). Offerings will commence on the first day of February and August of each year. The first day of each Offering Period is the "Offering Date" for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. The Board of Directors has the power to change the duration of Offering Periods without stockholder approval.

     Employees may participate in the Stock Purchase Plan during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than two (2%) percent nor more than ten (10%) percent of the employee's base compensation and commissions, unreduced by the amount by which the employee's salary is reduced pursuant to Sections 125 or 401(k) of the Code. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Stock Purchase Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any upcoming Offering Period, but may only lower the rate of payroll deductions during the current Offering Period. Not more than one change may be made effective during any one Offering Period.

     Purchase Price. The purchase price of shares that may be acquired in any Offering Period under the Stock Purchase Plan will be set by the Board of Directors, provided, however, that the purchase price cannot be less than 85% of the lesser of (a) the fair market value of the shares on the Offering Date or (b) the fair market value of the shares on the last day of the Offering Period; provided, however, if the Offering Date or the last day of the Offering Period falls on a non-business day then the fair market value of the Common Stock will be the closing sales price of the Common Stock on the immediately preceding business day as traded on the New York Stock Exchange.

     Purchase of Stock; Exercise of Option. The number of whole shares an employee will be able to purchase in any Offering Period will be determined by dividing the total amount of payroll deductions withheld from the employee during the Offering Period pursuant to the Stock Purchase Plan by the price for each share determined as described above. The purchase will take place automatically on the last day of the Offering Period. Any cash balance remaining in an employee's account following the purchase will be refunded to the employee as soon as practicable; however, any such cash balance representing a fractional share may be applied to the purchase of additional shares in the immediately succeeding Offering Period. No employee will be able to purchase more than (i) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator or (ii) the maximum number of shares set by the Board of Directors.

     Withdrawal. An employee may withdraw from any Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Stock Purchase Plan.

     Termination of Employment.   Termination of an employee's employment for
any reason, including retirement or death, cancels his or her participation in the Stock Purchase Plan immediately. In such event, the payroll deductions credited to the employee's account will be returned to such employee or, in case of death, to the employee's legal representative.


     Adjustment upon Changes in Capitalization. The number of shares subject to any option and the number of shares issuable under the Stock Purchase Plan are subject to adjustment in the event of a recapitalization of the Company's Common Stock. In the event of a proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee may, in its sole discretion, give each employee the right immediately to exercise all or any part of the employee's outstanding options, including options that would not otherwise then be exercisable. If the Company issues additional securities to raise additional capital, no adjustment will be made in the number or price per share of the shares available under the Stock Purchase Plan. In the event any change is made in the capital structure of the Company, such as a stock split or a stock dividend, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of additional consideration by the Company, appropriate adjustment will be made by the Company in the number of shares available under the Stock Purchase Plan, the number of shares subject to outstanding options and in the purchase price per share, subject to any required action by the Board of Directors or stockholders of the Company.

     Federal Income Tax Information -- Tax Treatment of the Employee. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Stock Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of shares by gift, or dies.

     If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

     If the shares are sold, or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) (in any case a "disqualifying disposition"), within either the one year or the two year holding periods described above, the employee would realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the
shares at the date of purchase was greater than the purchase price.   This
excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Long-term capital gain is taxed at a maximum of 28% rather than the 36% (or for some taxpayers 39.6%) tax rate applicable to ordinary income. For this purpose, in order to receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.


     ERISA Information.   The Stock Purchase Plan is not subject to any of the
provisions of ERISA.

     Tax Treatment of the Company.   The Company will be entitled to a
deduction in connection with the disposition of shares acquired under the Stock Purchase Plan only to the extent that the employee recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership shares, including a transfer to a broker or nominee or into "street name," as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Stock Purchase Plan.


VOTE REQUIRED

          The approval of the proposed amendment to the Stock Purchase Plan requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                      AMENDMENT TO THE STOCK PURCHASE PLAN





           PROPOSAL NO. 5 - RATIFICATION OF SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

          The Company has selected Arthur Andersen & Co. as its principal independent accountants to perform the audit of the Company's financial statements for 1994, and the stockholders are being asked to ratify such appointment. Arthur Andersen & Co. audited the Company's financial statements for 1992 and 1993. Representatives of Arthur Andersen & Co. will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
                   OF THE SELECTION OF ARTHUR ANDERSEN & CO.

                             EXECUTIVE COMPENSATION

          The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of 1991, 1992 and 1993 to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 1993 (collectively, the "Named Officers"). This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant SARs and has no other long-term compensation benefits.

                           SUMMARY COMPENSATION TABLE


                                                        Annual Compensation                          Long Term
                                     ----------------------------------------------------------     Compensation
                                                                                                       Awards
Name and                                                                                            ------------
Principal                                                                  Other Annual         Securities Underlying
Position                   Year           Salary($)           Bonus($)    Compensation($)             Options(#)
- ---------                  ----           ---------           --------    ---------------           ---------------
Joseph B. Costello         1993           550,000              112,500            --                  750,000(4)
President and Chief        1992           500,165              400,000            --                  400,000(5)
Executive Officer          1991           417,718              170,000            --                     --

Leonard Y. W. Liu          1993           475,000(1)            68,750            --                  800,000(4)
Chief Operating            1992
Officer                    1991

H. Raymond Bingham         1993           165,100(2)           110,000          115,207(3)            300,000(4)
Exec Vice President and    1992
Chief Financial Officer    1991

James E. Solomon           1993           225,000               25,000            --                   80,000(4)
Vice President and         1992           213,029               80,000            --                   25,000(5)
Principal Technologist     1991           175,795               40,000            --                     --

M. Robert Leach            1993           164,772(2)            82,350           57,023(3)            200,000(4)
Senior Vice President      1992
Consulting                 1991

_________________________

(1)  Employment commenced in January 1993.

(2) Represents a partial year salary for 1993 (employment commenced in May 1993 for Mr. Bingham and in June 1993 for Mr. Leach).

(3)  Represents reimbursement of relocation and moving expenses.

(4) Includes original option grants of 250,000 shares to Mr. Costello, 400,000 shares to Mr. Liu, 300,000 shares to Mr. Bingham, 35,000 shares to Mr. Solomon and 200,000 shares to Mr. Leach. All 400,000 of Mr. Liu's options were repriced in 1993. The remaining options for Mr. Costello and Mr. Solomon were granted prior to January 1, 1993 and were repriced in 1993.

(5) Includes original grants of 100,000 shares to Mr. Costello and 25,000 to Mr. Solomon in 1992, all of which were repriced in 1992. The remaining options for Mr. Costello were granted prior to January 1, 1992 and were repriced in 1992.

         The following table sets forth further information regarding individual grants of options for the Company's Common Stock during 1993 to each of the Named Officers. All such grants were made pursuant to the Company's 1987 Stock Option Plan. In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                             OPTION GRANTS IN 1993


                                         Individual Grants
                       -------------------------------------------------------
                                                                                    Potential Realizable Value at
                          Number of    Percentage of                                   Assumed Annual Rates of
                          Securities   Total Options   Exercise                       Stock Price Appreciation
                          Underlying     Granted to    or Base                           for Option Term(2)
                           Options      Employees In   Price       Expiration     ---------------------------------
                        Granted (#) (1)  Fiscal 1993   ($/Sh)        Date              5%                 10%
                        --------------- ------------  --------     -----------    ---------------------------------
Joseph B. Costello        500,000(3)      5.2           8.81         04-26-13        $2,771,067          $7,022,428
                          250,000         2.6          10.69         09-17-03        $1,680,328          $4,258,281

Leonard Y.W. Liu          400,000         4.2          23.06         01-28-03        $5,801,553         $14,702,274
                          400,000(3)      4.2           8.81         04-26-03        $2,216,854          $5,617,942

H. Raymond Bingham        300,000         3.1           9.81         05-12-03        $1,851,309          $4,691,579

James E. Solomon           45,000(3)      0.5           8.81         04-26-03          $249,396            $632,018
                           35,000         0.4          10.69         09-17-03          $235,246            $596,159

M. Robert Leach           200,000         2.1          11.56         06-14-03        $1,454,319          $3,685,529

_________________________

(1) Original stock options are generally granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted under the Company's 1987 Stock Option
     Plan generally become exercisable 25% after the first year and monthly thereafter per year and become fully exercisable after four years. Options lapse after ten years or, if earlier, 30 days after termination of employment.



(2) The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.



(3) These represent options that were repriced on April 26, 1993. These repriced options become exercisable 33% after the first year and monthly thereafter and become fully exercisable after three years. Except for Dr. Liu's options, which were both granted and repriced in 1993, these options represent repricings during 1993 of options granted prior to January 1, 1993.

         The following table sets forth certain information concerning the number and value at December 31, 1993 of unexercised options held by the Named Officers. None of the Named Officers exercised any options during 1993.



                       AGGREGATE OPTION EXERCISES IN 1993
                      AND DECEMBER 31, 1993 OPTION VALUES


                                                      Number of Securities          Value of Unexercised
                                                     Underlying Unexercised         In-the-Money Options
                                                       Options at 12/31/93              at 12/31/93
                                                    ------------------------      --------------------------
                       Shares
                      Acquired        Value
                    On Exercise      Realized       Exercisable/Unexercisable     Exercisable/Unexercisable
                    -----------      --------       -------------------------     -------------------------
Joseph B. Costello     --              --              225,000     750,000           $618,750    $1,500,000

Leonard Y. W. Liu      --              --               26,665     408,335              --       $1,050,000

H. Raymond Bingham     --              --                 --       300,000              --         $487,500

James E. Solomon       --              --              100,000      80,000           $118,750      $144,375

M. Robert Leach        --              --                 --       200,000              --            --


           The average of the high and low price of the Company's Common Stock on December 31, 1993 was $11.44. These values have not been and may never be realized and are based on the positive spread between the respective exercise prices of outstanding stock options and the average of the high and low price of the Company's Common Stock.

                               NEW PLAN BENEFITS

        The following table sets forth the grants of options that would have been received under the 1993 Directors Plan and the purchases that would have been made under the Stock Purchase Plan during 1993 by (1) the Named Officers;
(2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all current officers who are not executive officers, as a group if the amendments to such plans had been in effect for 1993. Grants under the 1993 Directors Plan are made at the discretion of the Board of Directors. Purchases under the Stock Purchase Plan are voluntary. Accordingly, future purchases under the Stock Purchase Plan are not determinable.

                                     1993 Directors Plan(1)            Stock Purchase Plan(2)
                               ---------------------------------     ---------------------------
                               Exercise Price        Number of        Purchase Price   Number of
Name and Position                (per share)           Shares          (per share)       Shares
- -----------------                -----------        ------------       -----------   ------------
Joseph B. Costello                   --                    --                   --           --
President and Chief
Executive Officer

Leonard Y. W. Liu                    --                     --                   --          --
Chief Operating
Officer

H. Raymond Bingham                   --                     --                   --          --
Exec Vice President and
Chief Financial Officer

James E. Solomon                     --                     --                  $18.06         678
Vice President and
Principal Technologist

M. Robert Leach                      --                     --                   --          --
Senior Vice President
Consulting

All current executive officers
as a group (8 persons)               --                     --                  $18.06         678

All current directors who are
not executive officers as a
group (7 persons)                 $493,750               40,000                  --          --

All employees, including
all current officers who are
not executive officers, as a                                                    $18.06     291,558(3)
group                                --                     --                  $10.20     336,947(4)

______________________________

(1) Only non-employee directors of the Company are eligible to participate in the 1993 Directors Plan.

(2) Future purchases are voluntary and future purchase prices are unknown, as they are based upon participant elections and fair market value on the date of purchase.

(3) Represents the offering period of July 1, 1992 through January 31, 1993.

(4) Represents the offering period of February 1, 1993 through July 31, 1993.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Company has entered into an executive compensation agreement with Mr. Costello. This Agreement provides severance benefits to Mr. Costello in the event that within 120 days before or two years after any change in control or sale of all or substantially all of the assets of the Company his employment is terminated by the Company or by him in circumstances described in the Agreement. The severance benefits are a cash payment of two times his base salary, plus accelerated vesting of all his options and stock.

REPORT ON REPRICING OF STOCK OPTIONS

         In April 1993, the Board determined that certain stock options issued to employees and officers had an exercise price higher than the market value of the Company's Common Stock. In light of the Board's conclusions that such options were not providing the desired result of retaining and motivating employees, the Board gave each optionee the right to cancel certain outstanding stock options and receive new options with an exercise price of $8.8125 per share (the fair market value as of the date of grant). Vesting under the new options commenced as of April 26, 1993 and will vest over three years. The Company canceled and replaced options to purchase 4,856,026 shares of Common Stock at original exercise prices ranging from $8.63 to $27.44 per share.

         Options repriced from June 10, 1987, the date of the Company's initial public offering, through the period ended December 31, 1993 for each of the Named Officers and other executive officers employed by the Company on December 31, 1993 are listed in the following table:

                           TEN YEAR OPTION REPRICINGS

                                  Number of       Market Price       Exercise                  Length of Original
                                   Securities      of Stock          Price at                     Option Term
                                  Underlying       at Time of        Time of                      Remaining at
                                    Options         Repricing      Repricing or       New            Date of
                                  Repriced or       or Amend-       Amendment        Exercise       Repricing or
  Name                  Date      Amended (#)        ment($)           ($)          Price ($)        Amendment
- -------                 -----     -----------     ------------     --------------- -----------       ---------
Joseph B. Costello      07/28/92    300,000          18.06             23.50          18.06         8 Yrs 137 Days
                        07/28/92    100,000          18.06             24.50          18.06         9 Yrs 171 Days
                        04/26/93    100,000           8.81             20.94           8.81         6 Yrs 248 Days
                        04/26/93    100,000           8.81             18.06           8.81         9 Yrs  95 Days

Leonard Y. W. Liu       04/26/93    400,000           8.81             23.06           8.81         9 Yrs 279 Days

James E. Solomon        07/28/92     25,000          18.06             24.50          18.06         9 Yrs 171 Days
                        04/26/93     20,000           8.81             23.50           8.81         7 Yrs 230 Days
                        04/26/93     25,000           8.81             18.06           8.81         9 Yrs  95 Days

Scott Sherwood          07/28/92     50,000          18.06             27.38          18.06         7 Yrs 324 Days
                        07/28/92     10,000          18.06             23.50          18.06         8 Yrs 137 Days
                        07/28/92     20,000          18.06             24.50          18.06         9 Yrs 171 Days
                        04/26/93     80,000           8.81             18.06           8.81         9 Yrs  95 Days

Doug McCutcheon         07/28/92     15,000          18.06             25.88          18.06         8 Yrs 183 Days
                        07/28/92      4,500          18.06             25.44          18.06         9 Yrs 181 Days
                        04/26/93      4,000           8.81             20.63           8.81         9 Yrs 259 Days
                        04/26/93     19,500           8.81             18.06           8.81         9 Yrs  95 Days


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Compensation Committee (the "Committee") of the Board of Directors is composed of two independent non-employee directors. The members of the Committee are Messrs. Lucas and Lane. Although Mr. Costello attends meetings of the Committee, he does not participate in deliberations that relate to his own compensation.

COMPENSATION COMMITTEE POLICY

      The Committee typically establishes base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers of the Company at or about the beginning of each fiscal year. The Committee acts on behalf of the Board of Directors to establish the general compensation policy of the Company for all executive officers of the Company. The Committee administers the equity incentive plans, including the 1987 Stock Option Plan (the "Option Plan") and the Bonus Plan for Executive Officers (the "Bonus Plan"). The Committee believes that the compensation of the CEO and the Company's other executive officers should be greatly influenced by the Company's performance. Consistent with this philosophy, a designated portion of the compensation of each executive is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. Long-term equity incentives for executive officers are provided through the granting of stock options under the Option Plan. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest. During the two formal Committee meetings in 1993, all discussions regarding compensation of the CEO are held without his attendance. Similarly, none of the four other Named Executives are present during discussions regarding their compensation.

      The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee by reviewing the Radford Survey of the prevailing competitive salaries in the technology sector for similar positions and evaluating those salary standards against the achievement by the Company of its corporate goals. The compensation of the Company's executive officers was compared to comparable survey positions and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. Practices of such companies with respect to stock option grants were also reviewed and compared. In preparing the performance graph for its 1994 Proxy Statement, the Company used the Standard & Poor's High Technology Index (the "S&P High Technology Index") as its published line of business index.

      The survey companies selected were intended to match the Company closely in terms of such things as product or industry, geography and revenue levels.
A significant percentage of the companies in the survey base, for instance, had average sales that closely approximate the Company's revenue level. A portion of the companies in the S&P High Technology Index were included in this survey. The balance of the S&P High Technology Index companies, however, were too large or of a different business profile, and would have incorrectly increased the market compensation comparisons used to adjust executive officer salaries. The additional companies in the survey base were felt to be relevant by the Company's independent compensation consultants because they compete for executive talent with the Company notwithstanding the fact that they are not included in the S&P High Technology Index.

1993 EXECUTIVE COMPENSATION

      Base Compensation. The foregoing information along with the CEO's recommendation of base salary and target bonus for 1993 for each executive officer, other than the CEO, was presented to the Committee in January 1993. The Company sets its salaries for executive officers between the median and the seventy-fifth percentile of the range of salaries paid by the companies referred to above. This is consistent with the corporate wide policy of setting salary levels for all other employee classifications at the seventy-fifth percentile. The Committee reviewed the recommendation and performance and market data outlined above and established a base salary level to be effective January 1, 1993 for each executive officer and the CEO (see specific report on CEO compensation below).

      Incentive Compensation. As more fully discussed below, the Committee also reviewed and approved the 1993 Company performance targets to be used for purposes of bonus determination, which targets are included in the Company's 1993 operating plan as approved by the full Board of Directors. The Bonus Plan is established by the Board of Directors at the start of each year. The Committee assigns a target bonus to each executive officer (expressed as a percentage of the executive officer's base salary), approves Company performance objectives to be used for bonus determination, approves the overall structure and mechanics of the Bonus Plan, and after the end of the year, assigns an individual performance factor for the CEO and approves individual performance factors for other executive officers. As a general rule, provided that such threshold Company performance levels are achieved, the target bonus pool (the sum of participants' target bonuses) and individual target bonuses are adjusted on the basis of the percentage relationship of actual to targeted earnings per share. In addition, each executive officer's target bonus is further adjusted to take account of individual performance. The total of individual bonuses is controlled by the overall bonus pool, as adjusted by the earnings per share performance factor, and individual performance. In July 1993, the Committee, after consulting with the Board of Directors, modified the Bonus Plan to substitute three targets for the single earnings per share target as the key corporate factors for determining whether bonuses would be paid under the Bonus Plan. These targets were revenue, backlog and profit before income taxes. The Committee believes that these targets reflect the emphasis placed by the Board of Directors on the Company's 1993 goal of return to profitability. In January 1994, the Committee determined bonus awards for 1993 for executive officers covered by the Bonus Plan, including the CEO. Bonuses were determined with reference to these three targets. The Committee determined that bonuses should be paid to executive officers for 50% of the half-year targets established in July 1993.

     Stock Options. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may grant additional stock options to executives to continue to retain such executives and provide incentives. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group.
The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant. In 1993, stock options were granted to three executive officers as incentives for them to become employees and align their interests with those of the stockholders. In addition, certain other executive officers received additional stock options and had a portion of their existing options repriced. In granting new options or in repricing existing options, the Committee took account of prior option grants and the need to retain and incentive executive officers (see the "Report on Repricing of Stock Options" included on page 19).

1993 CEO COMPENSATION

      Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general.

      In January 1993, the Committee established a base salary for Mr. Costello. This base salary level represented a 10% increase over Mr. Costello's 1992 base salary. The Committee also established a target bonus for Mr. Costello under the Bonus Plan. The 1993 base salary level and target bonus were based upon a number of factors, including (a) the Committee's assessment of the Company's financial objectives for 1993, (b) individual performance objectives established by the Committee for Mr. Costello for 1993 and (c) the market compensation data discussed above.

      Following the process discussed above for other executive officers of the Company, the Committee in January 1994 determined Mr. Costello's bonus for 1993 under the Bonus Plan, as amended in July 1993. The Committee concluded that Mr. Costello should receive 50% of the half-year bonus target established for him in July 1993.

     In September 1993, the Committee also made a new stock option grant to Mr. Costello for 250,000 shares based upon the retention and incentive factors discussed above, taking into account prior option grant history, the level of vested versus unvested shares, the repricing of certain existing options and the number of shares Mr. Costello already owned as of September 1993. The Committee determined that this new option grant provided the necessary incentive to Mr. Costello.

     Compliance with Section 162(m) of the Internal Revenue Code of 1986. The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986.

                                               COMPENSATION COMMITTEE

                                               Donald L. Lucas
                                               Raymond J. Lane

                        COMPANY STOCK PRICE PERFORMANCE

         The stock price performance graph below includes companies required by the Securities and Exchange Commission and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         The graph below compares the cumulative total shareholder return on the Common Stock of the Company from January 1, 1989 to December 31, 1993 with the cumulative total return on the Standard & Poor's 500 Composite Index (the "S&P 500 Composite Index") and the S&P High Technology Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the other indexes on January 1, 1989, and reinvestment of all dividends).

                Comparison of Five Year Cumulative Total Return
              Among Cadence Design Systems, Inc., S&P 500 Index &
                         S&P High Technology Composite

                             [Graph Apprears Here]


                          Cadence            S&P             S&P
Measurement period        Design             500             High Tech
(Fiscal year covered)     Systems, Inc.      Index           Composite
- ---------------------     -------------      -----           ---------
Measurement point
12/31/88                  $100               $100            $100

FYE 12/31/89              $189               $132            $ 99
FYE 12/31/90              $212               $128            $101
FYE 12/31/91              $223               $166            $115
FYE 12/31/92              $190               $179            $120
FYE 12/31/93              $103               $197            $147



Assumes $100 invested on 12/31/88 in Cadence Design Systems, Inc. Common Stock, S&P 500 Index and S&P High Technology Composite. Values are as of December 31 of the specified year assuming that dividends are reinvested.


BOARD OF DIRECTORS AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

         Mr. Costello, the Chief Executive Officer and a member of the Board of Directors of the Company, has been a member of the board of directors of Oracle Corporation since April 1990. Mr. Lucas, Chairman of the Compensation Committee, has also been a member of the board of directors of Oracle Corporation since March 1980. Mr. Lane, a member of the Company's Compensation Committee, was an executive officer of Oracle Corporation in 1993.

CERTAIN TRANSACTIONS

         From January 1, 1993 to the present, there have been no transactions involving in excess of $60,000, between the Company and any current executive officer, director, 5% beneficial owner of the Common Stock or member of the immediate family of any of the foregoing persons, in which one of the foregoing individuals or entities had a material interest, except for the transactions identified in this section and certain transactions identified in "Executive Compensation" above.

         In December 1992, the Company modified its Compensation Agreement (the "Agreement") with Mr. Hajjar, Vice Chairman of the Board of the Company. The terms of the modification included payment of an annual payment of $200,000, payable in equal bi-monthly installments, from March 1993 through December 1994.

         All transactions from January 1, 1993 to the present between the Company and any current executive officer or director have been approved by a majority of the independent and disinterested members of the Company's Board of Directors. Any future transactions with officers, directors or affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors and will be on terms that are no less favorable to the Company than could be obtained from unaffiliated third parties and that may reasonably be expected to benefit the Company.

         The Company's policy is to enter into agreements with each of its directors and executive officers providing for the indemnification of such persons to the fullest extent permitted by law for any liability they may incur by reason of their service as officers and/or directors to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         The Company has reviewed all Forms 3, 4 and 5 filed with respect to 1993 and based thereon has determined that there has been no failure to file in a timely manner any reports required by Section 16(a) of the Securities Exchange Act of 1934 for 1993 or prior years.

STOCKHOLDER PROPOSALS

         Stockholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 1995 Annual Meeting must be received by December 2, 1994.

OTHER BUSINESS

         The Board of Directors does not presently intend to bring any other business before the Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                                              By Order of the Board of Directors

                                              H. RAYMOND BINGHAM
                                              Secretary


               ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE
                    AND RETURN THE ACCOMPANYING PROXY IN THE
              ENCLOSED POSTAGE-PAID ENVELOPE.  THANK YOU FOR YOUR
                        PROMPT ATTENTION TO THIS MATTER.

                          CADENCE DESIGN SYSTEMS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                            MAY 17, 1994 - 3:00 p.m.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment.

              PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH
                            OF THE LISTED PROPOSALS.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. ELECTION OF DIRECTORS:

Nominees: Carol Bartz, Joseph B. Costello, Raymond J. Lane, Dr. Leonard Y.W. Liu, Donald L. Lucas, Dr. Alberto Sangiovanni-Vincentelli, George M. Scalise, Dr. John B. Shoven and James E. Solomon
        / / For All        / / Except Nominee(s)        / / Written Below

- --------------------------------------------------------------------------------

2. Ratification of the adoption of the Company's 1993 Directors Stock Option
Plan.
             / / For             / / Against             / / Abstain

3. Approval of the amendment to the Company's 1990 Employee Stock Purchase Plan.

             / / For             / / Against             / / Abstain

4. Ratification of selection of Arthur Andersen & Co., independent public accountants.
              / / For             / / Against             / / Abstain

The undersigned acknowledges receipt from Cadence Design Systems, Inc. of a Notice of Annual Meeting and a Proxy Statement, each dated April 1, 1994 prior to the execution of this proxy.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

- ---------------------------------          -----------------------------------
    Signature of Stockholder                     Signature of Stockholder

                    Dated ________________________, 1994